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                                                                      EXHIBIT 12




                             JOHNSON CONTROLS, INC.
                      COMPUTATION OF RATIO OF EARNINGS TO
                                 FIXED CHARGES
                             (Dollars in millions)


                                                     For the Six Months
                                                     Ended March 31, 1995
                                                     --------------------
Net income                                                  $ 73.5
Provision for income taxes                                    62.2
Undistributed earnings of partially-owned affiliates          (3.3)
Minority interests in net earnings of subsidiaries            12.6
Amortization of previously capitalized interest                1.6
                                                            ------
                                                             146.6
                                                            ------

Fixed charges:
   Interest incurred and amortization of debt expense         35.9
   Estimated portion of rent expense                          13.4
                                                            ------
Fixed charges                                                 49.3
Less:  Interest capitalized during period                     (4.5)
                                                            ------
                                                              44.8
                                                            ------
Earnings                                                    $191.4
                                                            ======

Ratio of earnings to fixed charges                             3.9
                                                            ======


For the purpose of computing this ratio, "earnings" consist of (a) income from continuing operations before income taxes (adjusted for undistributed earning or recognized losses of partially-owned affiliates which are less than 50% owned, minority interests in net earnings of subsidiaries, and amortization of previously capitalized interest), plus (b) fixed charges, minus (c) interest capitalized during the period. "Fixed charges" consist of (a) interest incurred and amortization of debt expense plus (b) the portion of rent expense representative of the interest factor.


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